UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2010

BioFuel Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1600 Broadway, Suite 2200
Denver, CO 80202

 (Address of principal executive offices, including zip code)
(303) 640-6500
 (Registrant’s telephone number including area code)

 (Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Bridge Loan Agreement

On September 24, 2010, BioFuel Energy Corp. (the “Company”) entered into a loan agreement (the “Bridge Loan Agreement”) with Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd. (collectively, the "Greenlight Parties") and Third Point Loan LLC ("Third Point" and, together with the Greenlight Parties, the "Lenders") and Greenlight APE, LLC, as administrative agent (the “Administrative Agent”), pursuant to which the Company borrowed $19,420,620 (the "Bridge Loan").  The proceeds of the Bridge Loan were used (i) to repay the $17,900,000 working capital loans under the Credit Agreement dated September 25, 2006 (the "Senior Credit Agreement"), among BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, the lenders party thereto, Deutsche Bank Trust Company Americas, as collateral agent, First National Bank of Omaha, as current administrative agent and arranger, Standard Chartered Bank and Mizuho Bank, as co-syndication agents and First National Bank of Omaha and Green Stone Bank, as co-documentation agents and (ii) to pay the fees and expenses of the transaction, which were a bridge loan funding fee of $776,825 and a backstop commitment fee pursuant to the Rights Offering Letter Agreement described below of $743,795.  The Bridge Loan is secured by a pledge of the Company's equity interest in BioFuel Energy, LLC ("BFE Energy").  The Bridge Loan matures on March 24, 2011 (the "Maturity Date"), and in the event the Bridge Loan is not paid in full on or before the Maturity Date, the Company will issue warrants to the Lenders exercisable for an aggregate of 15% of the Company's common stock on a fully diluted basis as of the date the warrant is issued at an exercise price of $0.01 per share.

The Bridge Loan bears interest at a rate of 12.5% per annum, and if the Bridge Loan is not paid in full on or before the Maturity Date, the Bridge Loan will bear interest at a rate of 14.5% per annum.

The Bridge Loan Agreement contains customary affirmative covenants for facilities of this type, including covenants pertaining to the delivery of financial statements, notices of default and certain other information, maintenance of business and insurance, collateral matters and compliance with laws, as well as customary negative covenants for facilities of this type, including limitations on the incurrence of indebtedness and liens, mergers and certain other fundamental changes, loans and investments, acquisitions, transactions with affiliates, dispositions of assets, payments of dividends and other restricted payments and changes in the Company's line of business.

Under the Bridge Loan Agreement, the Company must comply with its obligations under the Rights Offering Letter Agreement, which obligations require the Company to use its commercially reasonable best efforts to commence and complete a registered rights offering (the "Rights Offering") pursuant to the terms and conditions of the Rights Offering Letter Agreement as more fully described below.  If, as permitted by the Rights Offering Letter Agreement, the Company pursues an alternative equity financing or other transaction in lieu of the Rights Offering (a "Substitute Transaction"), the Company has agreed that on or before the earlier of February 1, 2011, and the closing of the Substitute Transaction, it will (i) repay the Bridge Loan in full, (ii) cause BFE Energy to repay in full its obligations under its subordinated debt facility (the "BFE Energy Subordinated Loan") and (iii) repay certain amounts owed to Cargill, Incorporated ("Cargill").

The Bridge Loan Agreement contains default provisions that include a material breach of the Rights Offering Letter Agreement and others that are customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among other things, defaults related to payment failures, failure to comply with covenants, misrepresentations, defaults under other material indebtedness, the occurrence of a “change of control”, bankruptcy and related events, material judgments, specified changes in control of the Company and invalidity of the loan documents. If an event of default occurs under the Bridge Loan Agreement, the lenders may, among other things, declare the Bridge Loan immediately payable and foreclose on the collateral.

The Bridge Loan Agreement requires prepayments with the proceeds from certain sales of assets, the Rights Offering and any Substitute Transaction.  The Bridge Loan may be voluntarily prepaid without penalty or premium.

Rights Offering Letter Agreement

In connection with the Bridge Loan Agreement, on September 24, 2010, the Company entered into a Rights Offering Letter Agreement (the "Rights Offering Letter Agreement") with the Lenders pursuant to which the Company agreed to use its commercially reasonable best efforts to commence the Rights Offering.  In connection with the Rights Offering, the Company would distribute at no charge to each of the existing holders of Common Stock and Class B Common Stock rights (the "Rights") to purchase up to an aggregate of 4,000,000 shares of the Company's Series A Convertible Preferred Stock at a per share price equal to $10.00 per share (the "Per Preferred Share Purchase Price").  Each Right will permit the holder to acquire, at a price equal to the Rights Price (as defined below), a number of shares of Series A Convertible Preferred Stock equal to the fraction determined by dividing 4,000,000 by the number of Rights offered in the Rights Offering.  The number of Rights offered in the Rights Offering will be determined by dividing the offering size of the Rights Offering by the Rights Price.  The offering size of the Rights Offering is anticipated to be approximately $40,000,000 and will be the amount sufficient to repay all amounts owed at the time, including accrued and unpaid interest, under the Bridge Loan and the BFE Subordinated Loan and to make the Cargill Payment (as defined below), including certain fees and expenses incurred in connection with the Rights Offering.  "Rights Price" means the lesser of (i) a dollar amount equal to 25% of the average per share closing price of the Common Stock for the five trading days immediately following the initial filing of the registration statement relating to the Rights Offering and (ii) $0.75.  Each share of Series A Convertible Preferred Stock will be convertible into that number of shares of Common Stock equal to the quotient obtained by dividing the Per Preferred Share Purchase Price by the Rights Price.  The Company agreed to provide the Lenders with registration rights for the shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock.

Under the Rights Offering Letter Agreement, the Company must use its commercially reasonable best efforts to file a registration statement with respect to the Rights Offering on or before October 18, 2010, and to cause such registration statement to be declared effective on or before January 24, 2011, and to remain effective throughout the entire period without interruption.

The provisions of the Rights Offering Letter Agreement permit the Company to solicit, participate in, initiate or facilitate discussions or negotiations with, or provide any information to, any person or group of persons concerning any alternative equity financing or other transaction that would result in the (a) repayment in full of all amounts outstanding under the Bridge Loan Agreement, (b) repayment in full of all amounts under the BFE Energy Subordinated Loan and (c) satisfy all obligations under the Cargill Letter described below (a “Substitute Transaction”).  If, as a result of such activities, the Board of Directors of the Company (the “Board”) (excluding any Board member that is an affiliate of Greenlight) determines in good faith after consultation with outside legal counsel and independent financial advisors that (i) it has the opportunity to enter into a Substitute Transaction that will be consummated within a timeframe that is not materially longer than the anticipated timeframe for the Rights Offering but in no event later than February 1, 2011, and (ii) such Substitute Transaction is more favorable to the holders of Company Common Stock (excluding benefits arising to the Lenders by virtue of the Backstop Commitment) than the Rights Offering (taking into account all the terms and conditions of such Substitute Transaction that the Board deems relevant including, without limitation, any break-up fee provisions, expense reimbursement provisions, conditions to closing and availability of necessary financing) and is reasonably likely to be consummated prior to February 1, 2011, then the Company shall deliver three business days prior notice to the Greenlight Parties of its intention to enter into such Substitute Transaction, together with reasonable details concerning the terms and conditions of such Substitute Transaction.  After such three business day period, (x) the Board shall be permitted to approve the Substitute Transaction, (y) the Company shall be permitted to enter into such Substitute Transaction and (z) the Company shall be permitted to terminate the Rights Offering Letter Agreement; so long as in each case (A) the Substitute Transaction continues to meet the requirements described in clause (ii) above and (B) upon execution of definitive documentation relating to a Substitute Transaction, the Company will pay to the Lenders an aggregate break-up fee (to be allocated among the Lenders in accordance with their relative Backstop Commitments) a sum in cash equal to $350,000 (the “Termination Fee”).

The Company would use the proceeds of the Rights Offering or Substitute Transaction to (i) repay in full the Bridge Loan, (ii) cause BFE Energy to repay in full its obligations under the BFE Subordinated Loan and (iii) repay certain amounts owed to Cargill and certain of its affiliates, with the remainder, if any, being used for general corporate purposes.

Under the Rights Offering Letter Agreement, the Lenders agreed to (i) participate in the Rights Offering for their full pro rata share (the "Basic Commitment") and (ii) subject to the terms and conditions set forth in the Rights Offering Letter Agreement, commit to purchase all of the additional shares of Series A Convertible Preferred Stock not otherwise sold in the Rights Offering (the "Backstop Commitment").  Notwithstanding the foregoing, the Rights Offering Letter Agreement provides that (a) the Lenders may reduce the number of shares of Series A Convertible Preferred Stock that the Lenders would otherwise be obligated to purchase pursuant to the Basic Commitment and/or Backstop Commitment or (b) the Company may reduce the aggregate number of shares of Series A Convertible Preferred Stock offered in the Rights Offering in the event the Lenders determine, in their sole discretion, but after consultation with the Company, that the consummation of the Rights Offering, the Basic Commitment and/or the Backstop Commitment would result in adverse tax, legal or regulatory consequences to the Company or any of the Lenders.  In the event of a backstop reduction, the Rights Offering would proceed with the Company and the Lenders using their commercially reasonable best efforts to structure and consummate an alternative transaction to take the place of the issuance of the Series A Convertible Preferred Shares not purchased in the Rights Offering.

The Lenders' obligations to purchase any securities pursuant to the Basic Commitment and/or the Backstop Commitment are subject to customary closing conditions, including the following: (i) the Company must be in compliance with its obligations under the Bridge Loan Agreement and the other transaction documents relating thereto in all material respects, (ii) the Cargill Letter must be in full force and effect, (iii) the Lenders must be reasonably satisfied with the Certificate of Designations setting forth the rights and preferences of the Series A Convertible Preferred Stock as determined by the Greenlight Parties in their reasonable discretion and (iv) the Company must not have entered into any letter of intent, memorandum of understanding, agreement in principle or other agreement relating to any competing plan, proposal, offer or transaction with a third party other than the Greenlight Parties materially inconsistent with the Rights Offering Letter Agreement.

On September 24, 2010, the Company, in consideration of the Backstop Commitment, paid the Lenders $743,795.  If the amount of the Rights Offering is increased above $40,000,000, an additional fee of 4% of the excess will be payable (excluding for calculative purchases, any shares of Series A Convertible Preferred Stock purchased by the Lenders).  As described above, if the Company signs a definite agreement relating to a Substitute Transaction, it will pay the Lenders the Termination Fee of $350,000.

The Company must use its commercially reasonable best efforts to obtain stockholder approval of the authorization of the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.  To that end, the Company must use its commercially reasonable best efforts to file a proxy statement with the Securities and Exchange Commission for such approval by November 15, 2010 (but in no event after January 1, 2011), and the Company must use its best efforts to obtain such approval by January 24, 2011.  The Rights Offering Letter Agreement also provides for (i) the payment or reimbursement of the expenses incurred by the Lenders in connection with the transactions contemplated by the Rights Offering Letter Agreement and (ii) indemnification for the benefit of the Lenders.

Voting Agreements

On September 24, 2010, the Greenlight Parties entered into a voting agreement that, among other things, requires the Greenlight Parties, in connection with certain stockholder votes, to cast their votes (i) in favor of at least two directors who are not affiliated with, or employed by, and are otherwise independent of, the Greenlight Parties and (ii) in favor of a proposal to amend the Company's amended and restated certificate of incorporation to facilitate the conversion of the Series A Convertible Preferred Stock into Common Stock.

On September 24, 2010, Third Point entered into a voting agreement that, among other things, requires Third Point, in connection with certain stockholder votes, to cast its votes in favor of a proposal to amend the Company's amended and restated certificate of incorporation to facilitate the conversion of the Series A Convertible Preferred Stock into Common Stock.

The Greenlight Parties are affiliates of Greenlight Capital, Inc., which as of April 1, 2010, owned 7,542,104 shares of Common Stock and 4,311,396 shares of Class B Common Stock, which together represented 36.4% of the Company's outstanding Common Stock on that date.  David Einhorn, one of the Company's directors, is the President of Greenlight Capital, Inc.  Third Point Loan is an affiliate of Third Point Funds, which as of April 1, 2010, owned 5,803,284 shares of Common Stock, which represented 17.8% of the Company's outstanding Common Stock on that date.

Cargill Letter

On September 23, 2010, the Company entered into a letter agreement (the "Cargill Letter") with Cargill, Cargill Commodity Services, Inc., BFE Operating Company, LLC, Pioneer Trail Energy, LLC and Buffalo Lake Energy, LLC pursuant to which the Company and Cargill agreed to adjustments to certain commercial terms under the Company's ethanol and distillers grains marketing agreements, corn supply agreements and grain facility leases.  In the Cargill Letter, Cargill agreed that no proceeds from the Bridge Loan would be owed to Cargill under the Agreement dated January 14, 2009 (the "Settlement Agreement"), by and between BFE Energy and Cargill.

Cargill and the Company also agreed that upon completion of the Rights Offering, (i) the Company will pay Cargill $2,800,828.57 (the "Cargill Payment") pursuant to the terms of the Settlement Agreement and (ii) Cargill will forgive the remaining payable under the Settlement Agreement in exchange for shares of Series A Convertible Preferred Stock in an amount equal to approximately $5,800,000 plus accrued and unpaid interest under the Settlement Agreement.  The Series A Convertible Preferred Stock will be issued to Cargill on the twelfth business day following the Rights Offering and will be valued at a per share value based upon the average of the volume weighted averages of the trading prices of the Company's Common Stock on an as-converted to Common Stock basis, as such prices are reported on the NASDAQ Global Market (as reported by Bloomberg Financial Markets or such other sources as the parties shall agree in writing), for the ten consecutive trading days ending on the second trading day immediately preceding the date the Series A Convertible Preferred Stock is issued to Cargill.  The shares of Series A Convertible Preferred Stock issued to Cargill will be the same and/or have the same par value, rights, preferences as the shares issued to any other participant or purchaser in the Rights Offering.  Each share of Series A Convertible Preferred Stock will be convertible into that number of shares of Common Stock equal to the quotient obtained by dividing the Per Preferred Share Purchase Price by the Rights Price.  The payment of the Cargill Payment and the agreements set forth in this paragraph are contingent upon the successful completion of the Rights Offering and the ability to raise sufficient proceeds from the Rights Offering to accomplish the foregoing.

The Company is relying on Section 4(2) of the Securities Act of 1933, as amended (the "Act") as an exemption from the registration requirements of the Act.  The Company will not participate in a public offering with respect to the sale of the Series A Convertible Preferred Stock to Cargill and will not engage an underwriter in such sale.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above regarding the Bridge Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02.             Unregistered Sales of Equity Securities.

The information included in Item 1.01 above regarding the Cargill Letter is incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1
Loan Agreement dated as of September 24, 2010, by and among the registrant, Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd. and Third Point Loan LLC identified therein and Greenlight APE, LLC, as administrative agent

10.2
Rights Offering Letter Agreement dated as of September 24, 2010, by and among the registrant, Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd. and Third Point Loan LLC

10.3
Voting Agreement dated as of September 24, 2010 by Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd.

10.4	Voting Agreement dated as of September 24, 2010 by Third Point

10.5
Letter Agreement dated as of September 23, 2010, by and among BioFuel Energy Corp., BFE Operating Company, LLC, Pioneer Trail Energy, LLC, Buffalo Lake Energy, LLC, Cargill, Incorporated and Cargill Commodity Services, Inc.*

* Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission (“SEC”) pursuant to a Confidential Treatment Request filed with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: September 27, 2010
	By:	/s/ Scott Pearce
Name: Scott H. Pearce
Title: President and CEO

Index to Exhibits
Exhibit Number	Exhibit
10.1
Loan Agreement dated as of September 24, 2010, by and among the registrant, Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd. and Third Point Loan LLC identified therein and Greenlight APE, LLC, as administrative agent

10.2
Rights Offering Letter Agreement dated as of September 24, 2010, by and among the registrant, Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd. and Third Point Loan LLC

10.3
Voting Agreement dated as of September 24, 2010 by Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd.

10.4	Voting Agreement dated as of September 24, 2010 by Third Point

10.5
Letter Agreement dated as of September 23, 2010, by and among BioFuel Energy Corp., BFE Operating Company, LLC, Pioneer Trail Energy, LLC, Buffalo Lake Energy, LLC, Cargill, Incorporated and Cargill Commodity Services, Inc.*

* Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission (“SEC”) pursuant to a Confidential Treatment Request filed with the SEC.